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Shareholder Meeting Notice	1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the
Southside Bancshares, Inc. Shareholder Meeting to be Held on Thursday, May 1, 2014, 4:00 p.m.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/SBSI

:	Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/SBSI
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

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Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 21, 2014 to facilitate timely delivery.

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Shareholder Meeting Notice

The 2014 Annual Meeting of Stockholders of Southside Bancshares, Inc. will be held at Villa Di Felicita,
7891 Hwy 110 N, Tyler, Texas, on Thursday, May 1, 2014, at 4:00 p.m. (local time).

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR the listed nominees, FOR Proposals 2, 3, 4 and 5:
1. Election of Directors.
2. To approve a non-binding advisory vote on the compensation of the Company's named executive officers.
3. To re-approve the material terms of performance goals for qualified performance-based awards under the Southside Bancshares, Inc. 2009 Incentive Plan.
4. Approval of a Restated Certificate of Formation in order to conform the Company's current Articles of Incorporation to the requirements of the Texas Business Organizations Code.
5. Ratify the appointment by our Audit Committee of Ernst & Young, LLP to serve as the independent registered public accounting firm for the Company for the year ended December 31, 2014.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

4	Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
à Internet – Go to www.investorvote.com/SBSI. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
à Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
à Email – Send email to investorvote@computershare.com with “Proxy Materials Southside Bancshares, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 21, 2014.